Exhibit 10.16

1 Nov 22, 2024 James Snyder 130 Mayflower St Thousand Oaks, CA 91360 Dear James, Congratulations! We are very excited to extend this offer to have you join the Calavo family of Fresh Foods! This is the formal offer outlining the terms of this employment offer. We are confident that your talents and experience will complement our core values of Quality, Teamwork, Good Citizenship and Respect for others while enhancing our strategic plans and operational efficiency. In this full-time position of Chief Financial Officer, you will report to Lee Cole, CEO. Your principal location will be based out of 1141 Cummings Rd, Santa Paula, CA 93060. The Employee duties, responsibilities and authority shall consist of the CFO. We have agreed to a tentative start date of December 2, 2024. The position and related duties are intended to be broad and are subject to modification at the sole discretion of Calavo or as may be set forth in any employee handbook or published company policies. This offer is contingent upon successful completion of a pre-employment background check. Compensation Your annual salary is $430,000.00 and you will be paid bi-weekly less any regulated or authorized deductions paid on Fridays. Bonus: There is a discretionary bonus potential of between 50% and 200% of your base salary, subject to the achievement of various financial targets. Any bonus payout will be one lump sum payment, less applicable deductions and withholdings. To earn and be eligible for a bonus for any year, you must be employed by Calavo on the date the bonus is paid. Benefits You are eligible to participate in benefits programs in accordance with company policies. Eligibility begins on the first of the month following one month of employment. Calavo offers: • Comprehensive, high-quality medical plan options that include prescription drug coverage along with dental coverage options and company sponsored vision coverage. • Company sponsored Basic Life Insurance, Accidental Death & Dismemberment (AD&D) & Long-Term disability and the option to purchase additional Voluntary Life and AD&D insurance. • Employee Assistance Program (EAP) • FSA plans – Medical & Dependent Care • 401k with a company match equal to 3%, 3.5% match to a 4% contribution, and 4% match to a 5% or greater contribution. • Cell Phone/Internet allowance of $110 per month, paid the first pay period of each month • Car allowance of $933 per month, paid the first pay period of each month

2 Vacation accrues at a rate of 3.076 each pay period to a max of 80 hours per year. Floating Holiday: 16.0 hours will be added after 60 days of employment. If hired during or after July 8.0 hours will be added for the remainder of the current calendar year. Sick leave accrues at a rate of 3.076 each pay period to a max of 80 hours per year pursuant to the Calavo sick leave policy which satisfies or exceeds the accrual, carryover, and use requirements of CA Labor Code 246. This letter provides general information about the company’s benefit plans. The plans are subject to the terms set forth in official plan documents. The company reserves the right to amend or terminate any benefit plan at any time. Additional Terms of Employment Indemnification. It is agreed that you shall enter into the Employer’s form of indemnification agreement that is provided to members of the Calavo Board of Directors and its executive officers. While we hope your employment relationship with Calavo will be a long and mutually beneficial one, it should be recognized that by this offer neither you nor Calavo have entered into a contract of employment, expressed or implied. Your employment relationship with Calavo will always be “at-will," therefore terminable by Calavo without cause or notice. This provision can only be changed or revoked in a formal written contract signed by the CEO and cannot be changed by any expressed or implied agreement based on statements or actions by any employee or supervisor. The employer has no obligation to make any compensation, severance or other payments or provide any other benefits to the employee after termination of employment except for any base salary and to the extent required by law, accrued vacation pay. To meet California DLSE-NTE notice requirements. Our Workers’ Compensation carrier is Arch Insurance Company, Policy # ZAWCI9406605 located at (LWP) PO Box 349016 Sacramento, CA 95834-9016. Confidentiality At no time either during employment or after termination of employment for any reason, use or disclose to any person, directly or indirectly, any confidential or proprietary information concerning the business of the employer. This shall include, without limitation, any business secret, trade secret, financial information, software, internal procedure, business plan, marketing plan, pricing strategy or policy or customer list, except to the extent that such use or disclosure is (1) in connection with the good faith performance of the Employee’s duties during your period of employment; (2) required by an order of a court of competent jurisdiction, or (3) authorized in writing by the Employer’s Chairman of the Board of Directors or a Calavo board member. The team is excited to meet you and is ready to assist with equipment and software setup to help get you started on your first day. To acknowledge your acceptance of the above stated terms and conditions of employment, please sign this letter in the space provided below, and return a signed copy at the earliest or within 3 business days via email to me at kimo@calavo.com.

3 Sincerely, CALAVO GROWERS, INC. Kim Oglesby VP Human Resources ACCEPTANCE By signing this acceptance, you agree to a) begin the pre-employment screening process, this offer is contingent upon successful completion of the pre-employment screening process, b) the compensation package, benefits and Time off c) enter employment with Calavo on an at-will basis, d) comply with our business Code of Conduct and Ethics policies, e) to complete regulatory compliance training during your employment. ____________________________________ ________________________ James Snyder DATE 11/22/2024